Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT
This Independent Contractor Agreement (the “Agreement”) is entered into as of May 2, 2023 (the “Effective Date”), between Fish Scalability, LLC with its address at XXXXXXXX (“Contractor”) and Etsy, Inc., a Delaware corporation with an address at 117 Adams Street, Brooklyn, NY 11201 (“Etsy”), and governs Contractor’s performance of certain services for Etsy. Each of Etsy and Contractor are a “Party” and together are the “Parties.” The Parties agree as follows:

1.Services.
a.Contractor agrees to undertake and complete the services (the “Services”) as described in the Statement of Work attached as Exhibit A (“SOW”). Services will be deemed to include any work that may have been performed by Contractor for or on behalf of Etsy related to the subject matter of the SOW prior to the date that the SOW is executed by the Parties (“Prior Services”), and all terms and conditions of this Agreement and the applicable SOW apply to Prior Services. The SOW will specify, as applicable, (i) the specific tasks and functions to be performed by Contractor, including any deliverables to be provided to Etsy as a result of the Services (“Deliverables”), (ii) objective requirements for the Services and Deliverables, as applicable (“Specifications”), (iii) the schedule for the Services, (iv) each Party’s other obligations with respect to the Services, and (v) the fees and expenses payable for the Services, if any. The SOW will be incorporated into this Agreement upon execution. If there is a conflict between the provisions of this Agreement and the SOW, this Agreement will control, unless the SOW references the specific provisions of the Agreement to be superseded.
b.Contractor will complete the Services in accordance with this Agreement, the SOW, and all applicable laws. Unless otherwise set forth in the SOW, Contractor will (i) use its expertise and creative talents in performing the Services, (ii) have exclusive control over the manner and means of performing the Services, including the choice of place and time, and (iii) provide, at its expense, a place of work and all equipment and materials necessary to complete the Services. To the extent necessary to facilitate performance of the Services, Etsy may make its equipment or facilities available to Contractor at Contractor’s request. In such case, (x) Contractor will be solely responsible for any injury or death suffered by any person and any damage to property arising from such use, regardless of whether such injury, death, or damage is claimed to be based upon the condition of such equipment or facilities or upon Etsy’s negligence in permitting such use, (y) Contractor has reviewed, agrees to the terms of, and promises to comply with Etsy’s Guidelines and Code of Conduct for Third Party Contractors & Vendors, which are available at https://www.etsy.com/legal/contractor-guidelines-limited and (z) Etsy reserves the right to carry out such background checks against Contractor as it may require. Contractor may not subcontract its obligations under this Agreement or the SOW without Etsy’s express written consent in each instance.
c.Etsy may engage entities to perform services similar to the Services. Contractor may perform services similar to the Services for other entities, provided that doing so does not violate this Agreement or interfere with Contractor’s performance of the Services. Etsy may immediately terminate this Agreement if it reasonably determines that Contractor’s other engagements constitute a conflict of interest with the Services.
2.Payment and Invoicing. Subject to the terms and conditions of this Agreement, Etsy will pay Contractor the fees specified in the SOW (“Fees”) as Contractor’s sole and complete compensation for the Services. Unless otherwise set forth in the SOW, (a) Contractor will be solely responsible for all expenses it incurs in connection with performing the Services, (b) payment to Contractor of undisputed expenses will be due thirty (30) days following Etsy’s receipt of the invoice for such expenses, and (c) Contractor will submit invoices to Etsy upon request. Contractor will maintain complete and accurate records sufficient to document all expenses for at least three (3) years following the date of the invoice, and will provide Etsy with such records at Etsy’s request.
3.Work Product.
a.With the exception of any open source code not created or modified by Contractor or Etsy,

Etsy shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other such rights of any sort throughout the world (collectively, “Intellectual Property Rights”)) relating to any developments (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Contractor in connection with performance of the Services or that relate to the subject matter of any Proprietary Information (as defined below), including any Deliverables (collectively, “Work Product”). Contractor will promptly disclose and provide all Work Product to Etsy. Work Product will be deemed “works made for hire” to the extent allowed by applicable law. To the extent Work Product does not qualify as a work made for hire, Contractor (i) hereby makes all assignments necessary to transfer the Work Product to Etsy, and (ii) shall further assist Etsy, at Etsy’s expense, to record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any Intellectual Property Rights assigned. Contractor hereby irrevocably designates and appoints Etsy and its agents as attorneys-in-fact to act for and in Contractor’s behalf, which appointment is coupled with an interest, to execute and file any document and to do all other lawfully permitted acts to further the assignment of Work Product to Etsy with the same legal force and effect as if executed by Contractor.
b.Contractor waives enforcement worldwide against Etsy of any rights in Work Product that cannot be assigned, including “artist’s rights” or “moral rights,” and grants Etsy a royalty-free, fully paid-up, exclusive, worldwide, irrevocable, perpetual license to such rights to (i) use, make, sell, offer to sell, have made, and sublicense the Work Product, and (ii) reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any current or future medium or format. Both Parties further agree that, notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without further compensation, Etsy may itself use or allow others on its behalf to use Contractor’s name in connection with promotion of Etsy’s business, products and/or services. To the extent any of the foregoing is ineffective under applicable law, each Party hereby provides any ratifications and consents necessary to accomplish the purposes of the foregoing and agrees to confirm any such ratifications and consents from time to time as requested by the other Party.
c.If any part of the Services or Work Product is based on, incorporates, is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed or otherwise exploited without using or violating technology or Intellectual Property Rights owned or licensed by Contractor and not assigned hereunder, Contractor hereby grants Etsy and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sub-licensable right and license to exploit and exercise all such technology and Intellectual Property Rights in support of Etsy’s exercise or exploitation of the Services or Work Product, or any rights assigned hereunder, (including any modifications, improvements and derivatives of any of them).
4.Proprietary Information.
a.Contractor agrees that all financial, business, legal and/or technical information of or concerning Etsy or any of its affiliates, suppliers, sellers, buyers, partner, customers and employees (including but not limited to information about research, development, operations, marketing, transactions, regulatory affairs, discoveries, inventions, methods, processes, articles, materials, algorithms, software, specifications, designs, drawings, data, strategies, plans, prospects, know-how and ideas, whether tangible or intangible, and including all copies, abstracts, summaries, analyses and other derivatives thereof), that is marked or otherwise identified as proprietary or confidential at the time of disclosure (including when disclosed orally), or that by its nature or from the circumstances of its disclosure would be understood by a reasonable person to be proprietary or confidential even if not marked or identified (including, without limitation, the identity of and information relating to Etsy customers or employees) that Contractor develops, learns or receives from or on behalf of Etsy in connection with this Agreement or the Services is “Proprietary Information.” Contractor will hold Proprietary Information in confidence using means at least as protective as it uses to safeguard its own information of a similar nature, but in no event using less than a reasonable degree of care, and will not disclose or use any Proprietary Information, except as required to perform the Services and only where such disclosure is on a need-to-know basis to employees or permitted subcontractors who are bound by confidentiality obligations materially similar to those in this Section 4.
b.The restrictions in Section 4(a) will not apply to information that (i) was rightfully known to the Contractor without restriction before receipt from Etsy, (ii) is rightfully disclosed to the Contractor without restriction by a third party, (iii) is or becomes generally known to the public without breach of any obligation owed to Etsy, or (iv) is independently developed by the Contractor. In addition, Contractor may disclose Proprietary Information: (1) as permitted by 18 U.S.C. Section 1833 or equivalent state or local “whistleblower” laws addressing the right to file a charge, complaint, or report with, or otherwise communicate, cooperate, or participate in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, and (2) as required pursuant to a court order or other governmental requirement; provided, however, that prior to any disclosure under (2), Contractor will provide prior written notice to Etsy and seek a protective order or such similar confidential protection as may be available under applicable law.
c.Contractor also acknowledges and agrees that Contractor has no expectation of privacy with respect to Etsy’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages, Slack messages, and voice messages) that it may have access to in connection with the Services, and that Contractor’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
d.Without limiting Contractor’s obligations respecting Proprietary Information, If Etsy provides Contractor with Personal Information (as defined below) or access to Personal Information, Contractor agrees to (i) use, maintain, share and disclose Personal Information in accordance with applicable laws and solely for the purposes of this Agreement, and (ii) have in place current and appropriate technical and organizational measures to protect the Personal Information against accidental, unauthorized or unlawful processing, loss, destruction, damage, alteration, or disclosure. In addition, as reasonably requested by Etsy or if required by law in the European Union or any member state, Contractor will execute data processing and model clause data protection agreements acceptable to Etsy. For the sake of clarity, the exclusions applicable to the handling of Proprietary Information do not apply to Personal Information, and Contractor’s obligations with respect to any Personal Information shall continue until such time as it is returned to Etsy or destroyed. For purposes of this Agreement, “Personal Information” means any information that, alone or in combination with other information, can be used to identify, locate or contact an individual, or any other information that is required to be protected by law or regulation pertaining to personal security or privacy.
5.Warranty. Contractor represents and warrants that (a) the Services will be performed in a professional and skillful manner, in conformance with any Specifications, (b) neither the performance of the Services nor the execution of this Agreement was, is or will be inconsistent with any obligation Contractor may have to others, including Contractor’s current or former employer(s), or any other consulting partners, (c) all Work Product shall be Contractor’s original work and will not infringe, misappropriate or violate any Intellectual Property Right of any person or entity, including Contractor’s current or former employer(s), or any other consulting partners, (d)  Contractor has the full right and power to perfect and grant Etsy the assignments and rights provided for herein, (e) Contractor shall comply with all applicable laws and Etsy rules and requirements in the course of performing the Services, and (f) if Contractor’s work requires a license, Contractor has obtained that license and the license is in full force and effect.

6.Termination.
a.This Agreement will remain in effect from the Effective Date until one (1) year after the completion of Services under the SOW to remain in effect hereunder, unless terminated earlier as set forth herein (the “Term”). If either Party materially breaches a provision of this Agreement, the other Party may terminate this Agreement upon five (5) days written notice unless the breach is cured within the notice period. Etsy also may terminate this Agreement at any time, for any or no reason, upon ten (10) days’ notice.
b.Upon termination of this Agreement for any reason, (i) Contractor will deliver to Etsy all Work Product and Deliverables, in whatever stage of completion they exist as of the date of termination, (ii) Contractor will immediately discontinue all use of Proprietary Information, delete all copies of such Proprietary Information from Contractor’s computer storage or other media, return (or, at Etsy’s option destroy) all physical copies of Proprietary Information in its possession, and certify such return or destruction. Sections 3, 4, 6(b), 6(c), 7, 8, 9, 13, and 14, and any remedies for breach of this Agreement shall survive any termination or expiration of this Agreement. Etsy may communicate such obligations to any other (or potential) client of Contractor.
c.At Etsy’s request and expense, Contractor will reasonably cooperate with Etsy to transition the Services to a successor service provider, or internally to Etsy, which cooperation may extend beyond the Term.
7.Relationship of the Parties.
a.The Parties are and will act as independent contractors and not as employers, employees, partners, joint venturers, or agents of each other, and neither Party shall represent that it has the authority to bind the other to any contract. Contractor will take no position with respect to or on any tax return or application for benefits inconsistent with Contractor being an independent contractor of Etsy. Contractor is not eligible for any benefits that Etsy may make available to its employees, and Etsy will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Contractor. If, notwithstanding this Section 7, Contractor is reclassified as an employee of Etsy by any federal, state, or foreign agency, Contractor agrees that it will not be entitled to or eligible for any employee benefits under any Etsy plans or programs.
b.Contractor agrees to indemnify, defend and hold Etsy harmless from any Claim (as defined below) or threatened Claim by any third party, arising out of, under, or in connection with the death or bodily injury of any third party, including any agent, employee, customer, business invitee or business visitor of Etsy, or the damage, loss or destruction of any tangible personal or real property, in each case to the extent caused or contributed to by the Contractor.
c.Contractor will comply with all applicable laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Contractor will provide Etsy with such certifications and records Etsy may reasonably request to verify Contractor’s compliance with this Section 7.
8.Indemnification. Contractor will indemnify and hold harmless Etsy and its affiliates, employees, and agents (the “Indemnitees”) from and against any liabilities, losses, damages, and costs (including reasonable attorneys’ fees) arising from or relating to any breach of this Agreement by Contractor or any intentional misconduct, gross negligence, or negligence by Contractor or its permitted subcontractors in performing the Services. In the event of any third-party claim, demand, suit, or action (a “Claim”) for which Indemnitees are or may be entitled to indemnification hereunder, Etsy may, at its option, require Contractor to defend such Claim at Contractor’s sole expense. Contractor may not settle any such Claim that imposes any liability or obligation on Etsy without Etsy’s prior written consent.
9.Limitation of Liability. In no event will Etsy (A) be liable for any consequential, indirect, exemplary, special, or incidental damages arising from or related to this agreement or the services, or (B) be liable for damages in connection with this agreement in excess of the total fees paid to contractor under the SOW giving rise to the claim.
10.Assignment. This Agreement and the Services are personal to Contractor and Contractor may not assign, transfer, or subcontract its obligations under this Agreement without the written consent of Etsy.
11. Insurance. Contractor, at its sole cost and expense, will maintain all statutorily mandated insurance coverages applicable to its business and sufficient to protect against any reasonably anticipated harms arising under this Agreement.
12.Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing to the Party at its address as set forth in the preamble and shall be deemed to have been delivered and given for all purposes (a) on the delivery date, if delivered personally to the Party to whom the same is directed; (b) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; (c) three (3) business days after being sent if sent by mail, postage prepaid, return receipt requested; (d) upon confirmation of receipt, if delivered via email, and (e) when refused, if applicable.

13.Non-Solicitation. During and for one (1) year after the Term, Contractor will not, directly or indirectly (a) recruit, solicit or induce any employee or contractor of Etsy to end their relationship with Etsy; or (b) induce any customer, buyer, seller, partner, or affiliate of Etsy to terminate its relationship with Etsy.
14.Miscellaneous.
a.Any breach of Sections 3, 4, or 13 will cause irreparable harm to Etsy for which monetary damages would not be an adequate remedy, and, therefore, Etsy will be entitled to injunctive relief with respect to such breach in addition to any other remedies available at law.
b.This Agreement is the Parties’ entire understanding relating to its subject matter and supersedes any previous oral or written agreement between the Parties concerning such subject matter. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties.
c.The failure of a Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. If any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.
d.This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof. Any suit arising out of this Agreement will be brought in a state or federal court located in Kings County, New York, and the Parties hereby irrevocably submit to such venue and jurisdiction. In any action or proceeding to enforce rights under this Agreement, the prevailing Party will be entitled to recover its reasonable costs and attorney’s fees.
e.Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be duly executed.

Fish Scalability, LLC        Etsy, Inc.

/s/ Mike Fisher        /s/ Kim Seymour
Michael Fisher, owner        Kim Seymour,
        Chief Human Resources Officer

5/2/2023 | 1:01 EDT        5/2/2023 | 12:37 EDT
May 2, 2023        May 2, 2023

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EXHIBIT A
Form of Statement of Work
This Statement of Work is incorporated into the Independent Contractor Agreement dated May 2, 2023 by and between Etsy, Inc. and Fish Scalability, LLC (the “Agreement”) and describes Services and Deliverables to be performed and provided by Contractor pursuant to the Agreement. If any item in this Statement of Work is inconsistent with the Agreement prior to such incorporation, the terms of this Statement of Work will control, but only with respect to the Services to be performed under this Statement of Work. All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

1. Fees. In full consideration for Contractor’s timely and satisfactory performance of the Services, Contractor will be compensated as follows:

Fixed Fee Basis: Total fee of fifty thousand dollars ($50,000.00) payable in monthly installments of ten thousand dollars ($10,000.00).

2. Term. The Term of this Agreement shall commence on May 2, 2023 and end on September 30, 2023.

3. Scope of Services. Contractor shall:
●Provide support for work associated with Etsy's engineering organization
●Advise on certain projects as requested by the CTO or her delegate

4. Computer Equipment and Email Address. Contractor shall use an Etsy-issued laptop, which shall be returned to Etsy at the end of the Term, and an Etsy.com email address throughout the Term.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be duly executed.

Fish Scalability, LLC        Etsy, Inc.

/s/ Mike Fisher        /s/ Kim Seymour
Michael Fisher        Kim Seymour
Owner        Chief Human Resources Officer

5/2/2023 | 1:01 EDT        5/2/2023 | 12:37 EDT
May 2, 2023        May 2, 2023